SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (As Permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             Liberte Investors Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing party:

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     4)   Date Filed:

                             LIBERTE INVESTORS INC.
                         200 Crescent Court, Suite 1365
                               Dallas, Texas 75201

October 1, 1998

Dear Stockholder:

     You are cordially invited to attend the annual meeting of stockholders of Liberte Investors Inc. to be held on November 5, 1998 at 11:00 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201. Enclosed are a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting and a form of proxy for use in voting at the meeting.

     At the annual meeting, you will be asked (i) to elect six directors of the Company, (ii) to ratify the selection of KPMG Peat Marwick LLP as the independent accountants for the Company for the fiscal year ending June 30, 1999, and (iii) to act upon such other business as may properly come before the meeting or any adjournment thereof.

     We hope that you will be able to attend the annual meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed proxy as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

/s/ Gerald J. Ford

Gerald J. Ford
Chairman of the Board
and Chief Executive Officer


--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy as promptly as possible in the enclosed postage paid envelope. Returning your proxy will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the proxy.

--------------------------------------------------------------------------------

                             LIBERTE INVESTORS INC.
                         200 Crescent Court, Suite 1365
                               Dallas, Texas 75201

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD NOVEMBER 5, 1998


     PLEASE TAKE NOTICE THAT the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Liberte Investors Inc., a Delaware corporation (the "Company"), will be held on November 5, 1998 at 11:00 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, to consider and vote on the following matters:

     (1) Election of six Directors of the Company to serve until the next Annual Meeting of the Company's stockholders and until their respective successors are elected and qualified or until their earlier death, resignation or removal from office;

     (2) Ratification of the selection of KPMG Peat Marwick LLP as independent accountants of the Company for the fiscal year ending June 30, 1999; and

     (3) Such other business that may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The close of business on September 18, 1998 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Company's Common Stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company's offices at the address on this notice and at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy at any time before the shares to which it relates are voted at the Annual Meeting.

                                            By Order of the Board of Directors,

                                            /s/ Nancy J. Foederer

                                            Nancy J. Foederer
                                            Secretary
Dallas, Texas
October 1, 1998

                             Liberte Investors Inc.

                         200 Crescent Court, Suite 1365
                               Dallas, Texas 75201
                                 (214) 871-5935

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                         ANNUAL MEETING OF STOCKHOLDERS


     The Board of Directors of Liberte Investors Inc. requests your Proxy for use at the Annual Meeting of Stockholders to be held on November 5, 1998 at 11:00 a.m., local time, at the Crescent Club, 200 Crescent Court, 17th Floor, Dallas, Texas 75201, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and Proxy were first mailed to stockholders of the Company on or about October 1, 1998.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another proxy. You may revoke the enclosed Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated proxy to the Secretary of the Company, (b) delivering written notice of revocation of the Proxy to the Secretary of the Company, or (c) voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.


                                VOTING AND QUORUM

     The only outstanding voting securities of the Company are its shares of common stock, par value $.01 per share ("Common Stock"). On September 18, 1998, the record date for the Annual Meeting, there were 20,256,097 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date shall constitute a quorum at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual

Meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Proxy Statement may be used to vote in favor of any motion to adjourn the Annual Meeting. The persons named on the Proxies intend to vote in favor of any motion to adjourn the Annual Meeting to a subsequent day if, prior to the Annual Meeting, such persons have not received sufficient Proxies to approve the proposals described in this Proxy Statement. If such a motion is approved but sufficient Proxies are not received by the time set for the resumption of the Annual Meeting, this process will be repeated until sufficient Proxies to vote in favor of the proposals to be presented to the stockholders at the Annual Meeting have been received or it appears that sufficient Proxies will not be received. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received voting instructions with respect to a particular item.


                      PROPOSAL ONE - ELECTION OF DIRECTORS

     The Board of Directors has designated Messrs. Gerald J. Ford, Gene H. Bishop, Harvey B. Cash, Robert Ted Enloe, III, Gary Shultz and Edward W. Rose, III as nominees for election as directors of the Company at the Annual Meeting (each, a "Nominee"). If elected, each Nominee will serve until the expiration of his term at the 1999 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal from office. For information about each Nominee, see "Director Nominees and Executive Officers."

     Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the Nominees. The Board of Directors has no reason to believe that any of the Nominees will be unable or unwilling to serve if elected. If a Nominee becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors, or the number of the Company's directors will be reduced.

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director.

     The Board of Directors recommends that the stockholders vote FOR the election of each of these Nominees.

                PROPOSAL TWO-SELECTION OF INDEPENDENT ACCOUNTANTS

     On August 18, 1998, the Board of Directors ratified the selection of KPMG Peat Marwick LLP ("Peat Marwick") as the Company's independent accountants for the fiscal year ending June 30, 1999. See "Additional Information - Change in Independent Accountants." Peat Marwick served as the Company's independent accountants for the fiscal year ended June 30, 1998. The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

     Ratification of Peat Marwick as the Company's independent accountants for the fiscal year ending June 30, 1999 requires the affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, an abstention will have the same effect as a vote against the ratification of Peat Marwick, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. If the appointment of Peat Marwick as the Company's independent accountants is not ratified at the Annual Meeting, the Board of Directors will consider the appointment of other independent accountants. The Board of Directors may terminate the appointment of Peat Marwick as independent accountants without the approval of the Company's stockholders whenever the Board of Directors deems termination necessary or appropriate.

     The  Board  of  Directors   recommends  that   stockholders  vote  FOR  the
ratification of the selection of KPMG Peat Marwick LLP as the Company's independent accountants for the fiscal year ending June 30, 1999.


                        REORGANIZATION AND STOCK PURCHASE

     In April 1996, Liberte Investors, a Massachusetts business trust (the "Trust"), formed the Company. At a special meeting of the shareholders of the Trust held on August 15, 1996 (the "Special Meeting"), the Trust's shareholders approved the reorganization of the Trust into the Company (the "Reorganization"). To effect the Reorganization, the Trust contributed its assets to the Company and received all of the Company's Common Stock outstanding at the time of the Reorganization, which the Trust then distributed to its shareholders in redemption of all outstanding Beneficial Shares in the Trust. The Company assumed all of the Trust's outstanding liabilities and obligations. The Trust was terminated thereafter.

     At the Special Meeting, the Trust's shareholders also approved a stock purchase agreement pursuant to which the Company subsequently sold 8,102,439 newly issued shares of Common Stock to Hunter's Glen/Ford, Ltd., a Texas limited partnership ("Hunter's Glen"), at a purchase price of $2.85 per share (the "Purchase"). The Purchase was consummated on August 16, 1996. Mr. Gerald J. Ford, who is the Company's Chief Executive Officer and Chairman of the Board, and is also a nominee to continue serving on the Company's Board of Directors after the Annual Meeting, is a general partner of Hunter's Glen and is the sole shareholder of Ford Diamond Corporation, the only other general partner of Hunter's Glen. As such, Mr. Ford possesses sole voting and investment control over the shares of Common Stock owned by Hunter's Glen.

     Unless otherwise indicated, the information contained in this Proxy Statement which relates to periods prior to August 16, 1996 is information relating to the Trust, the Company's predecessor in interest, and information relating to periods on and after August 16, 1996 is information relating to the Company.

                    DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

     The following table provides information concerning director nominees and executive officers of the Company:

         Name                 Age                 Position
         ----                 ---                 --------
Gerald J. Ford                54         Chief Executive Officer, Chairman of
                                         the Board and Director
Gene H. Bishop                68         Director
Robert Ted Enloe, III         59         Director
Harvey B. Cash                59         Director
Gary Shultz                   56         Director
Edward W. Rose, III           57         Director

     The directors are elected for one year terms. Executive officers are generally elected annually by the Board of Directors to serve, subject to the discretion of the Board of Directors, until their successors are appointed. A brief biography of each Director nominee and executive officer follows:

     Gerald J. Ford has been the Chairman of the Board, Chief Executive Officer, and a Director of Liberte Investors Inc. since August 1996. Mr. Ford also serves on the Company's Compensation Committee. Mr. Ford has also been the Chairman of the Board, Chief Executive Officer and a Director of Golden State Bancorp Inc., Golden State Financial Corporation and Golden State Holdings Inc. since September 1998. Mr. Ford has been Chairman of the Board, Chief Executive Officer and a Director of California Federal Bank, A Federal Savings Bank since October 1994, and of California Federal Preferred Capital Corporation since its formation in November 1996. Mr. Ford was Chairman of the Board and a Director of First Madison Bank from 1993 to 1994. Mr. Ford previously served as Chairman of the Board, Chief Executive Officer and a Director of First Gibraltar Bank, FSB, from 1988 through 1993. Mr. Ford served as the Chairman of the Board, Chief Executive Officer and a Director of First United Bank Group, Inc., from 1993 through 1994. Mr. Ford is Chairman of the Board and a Director of First Nationwide Mortgage Corporation, FGB Services, Inc. and Madison Realty Advisors, Inc. Mr. Ford is also a Director of McMoRan Oil and Gas Co. He serves as a Trustee of Southern Methodist University (S.M.U.), Southwestern Medical Foundation, Children's Medical Foundation and Dallas Citizen's Council; as Vice Chairman of the Executive Board of Dedman College, S.M.U., and as a Director of Dallas Boys & Girls Clubs, Inc. Mr. Ford received his B.A. degree from Southern Methodist University in 1966 and his J.D. degree from S.M.U.'s School of Law in 1969. In 1995, he was named a Distinguished Alumni of S.M.U.

     Gene H. Bishop has served as a Director of the Company since its formation in April 1996. Mr. Bishop also serves on the Company's Compensation Committee. Mr. Bishop served as a trustee of the Trust from its formation in June 1969 until it was terminated in connection with the Reorganization. From November 1991 until his retirement in October 1994, Mr. Bishop served as the Chairman and Chief Executive Officer of Life Partners Group, Inc., a life insurance holding company. From October 1990 to November 1991, Mr. Bishop was the Vice Chairman and Chief Financial Officer of Lomas Financial Corporation ("Lomas Financial"), a financial services company and the original sponsor of the Trust. From March 1975 to July 1990, Mr. Bishop was Chairman and Chief Executive Officer of MCorp ("MCorp"), a bank holding company. Lomas Financial emerged from bankruptcy proceedings in January 1992, the Trust emerged from bankruptcy proceedings in April 1994 and MCorp emerged from bankruptcy proceedings in July 1994. Mr. Bishop is a Director of Drew Industries, Inc., a manufacturing conglomerate, Paymentech, Inc., a credit card payment processor, and Southwest Airlines Co., a passenger airline. Mr. Bishop has a B.B.A. in Business and Finance from the University of Mississippi.

     Robert Ted Enloe, III has served as a Director of the Company since its formation in April 1996. Mr. Enloe served as a trustee of the Trust from 1975 until it was terminated in connection with the Reorganization. Mr. Enloe began serving as the Trust's President in March 1975, and as its Chief Executive Officer in April 1992, and resigned from those positions in August 1996. Since December 1996, Mr. Enloe has been managing general partner of Balquita Partners, Ltd., a real estate and securities investment partnership. From August 1996 to December 1996, Mr. Enloe served as Vice Chairman and Chief Executive Officer of Homebuilders Capital Corporation, a residential construction lending company. Mr. Enloe is a Director of Compaq Computer Corporation, a manufacturer of personal computers and servers, Leggett & Platt, Inc., a diversified manufacturer of foam, plastic, steel and wire components for the automotive, home furnishings and office equipment industries, SIXX Holdings, Incorporated, a restaurant company that operates the Patrizio Italian restaurants in Dallas, Texas, and First Sierra Financial, Inc., a commercial leasing firm. Mr. Enloe has a B.S. in Petroleum Engineering from Louisiana Polytechnic University and a J.D. from Southern Methodist University.

     Harvey B. Cash has served as a Director of the Company since November 1996. Mr. Cash also serves on the Company's Audit Committee. Mr. Cash has been a general partner of InterWest Partners, a venture capital fund, since 1985. Mr. Cash serves on the Boards of Directors of BenchMarq Microelectronics, Inc., AMX Corporation, I2 Technologies, Inc. and Ciena Corporation. Mr. Cash was employed by InteCom Corporation, a telecommunications company, as Vice President of Business Strategy from 1982 to 1983. He was a co-founder of Mostek Semiconductor Corporation ("Mostek"), a company that designed, manufactured and marketed semiconductors and was acquired by United Technologies, which subsequently sold Mostek to SGS-Thomson Microelectronics, Inc. ("SGS-Thomson"). Mr. Cash was a Director of Mostek and served as Executive Vice President with various marketing and engineering responsibilities from 1969 to 1981. Mr. Cash was also employed by Texas Instruments as a marketing manager from 1964 to 1969. Mr. Cash has a B.S. in Electrical Engineering from Texas A&M University and an M.B.A. from Western Michigan University.

     Gary Shultz has served as a Director of the Company since November 1996. Mr. Shultz also serves on the Company's Audit Committee. Mr. Shultz has served as President, Chief Executive Officer and Director of Global Apparel, Inc., a manufacturer and importer of apparel since April, 1986. Mr. Shultz has also served as owner and Director of Kingtex, Inc., a company owning several

Burger King franchises, since January, 1994. Mr. Shultz was President, Chief Executive Officer and Director of FWI, Inc. from 1980 to 1986 and President of Stockton Manufacturing Company from 1971 to 1980. Mr. Shultz was employed by Arthur Young and Company from 1964 to 1971 and served as an audit manager prior to leaving. Mr. Shultz has a B.B.A. in Accounting from the University of North Texas.

     Edward W. Rose, III has served as a Director of the Company since March 1997. Mr. Rose also serves on the Company's Compensation Committee. Mr. Rose served as a trustee of the Trust from April 1992 until it was terminated in connection with the Reorganization in August 1996. Since February 1974 Mr. Rose has been the President and sole shareholder of Cardinal Investment Company, Inc. Since November 1985 Mr. Rose has also been the sole proprietor of Cardinal Portfolio Company, an investment management firm that is the general partner of Willowwood Partners, L.P. ("Willowwood"), which is a shareholder of the Company. Mr. Rose is the Chairman of Drew Industries, Inc., a manufacturing conglomerate, and Leslie Building Products Inc., a building products manufacturer, and a Director of Ace Cash Express, Inc., a check cashing company. Mr. Rose is also a Director of Osprey Holding, Inc. Mr. Rose has a B.S. in Engineering Science from the University of Texas and an M.B.A. from Harvard University.


                      MEETINGS AND COMMITTEES OF DIRECTORS

     The Company's Board of Directors held four meetings during the Company's fiscal year ended June 30, 1998. No Director attended fewer than 75% of such meetings.

     The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. The Board of Directors has no nominating committee or other committee which performs similar functions.

     The Audit Committee reviews the results and scope of the annual audit and other services provided by the Company's independent accountants. The Audit Committee met once, on November 7, 1997, during the Company's fiscal year ended June 30, 1998. The current members of the Audit Committee are Messrs. Cash and Shultz. If elected to serve on the Board of Directors at the Annual Meeting, Messrs. Cash and Shultz will continue to serve as the members of the Audit Committee and Mr. Schultz will serve as Chairman of the Audit Committee for the Company's fiscal year ending June 30, 1999.

     The Compensation Committee reviews and approves the salaries and other compensation that the Company pays its executive officers. The Compensation Committee did not meet during the Company's fiscal year ended June 30, 1998. The current members of the Compensation Committee are Messrs. Bishop, Rose and Ford. If elected to serve on the Board of Directors at the Annual Meeting, Messrs. Bishop, Rose and Ford will continue to serve as the members of the Compensation Committee and Mr. Bishop will serve as Chairman of the Compensation Committee for the Company's fiscal year ending June 30, 1999.

                             MANAGEMENT COMPENSATION

Executive Officer Compensation

     The following table sets forth certain information with respect to compensation paid or accrued by the Company during the fiscal years ended June 30, 1998, 1997 and 1996, to the Company's Chief Executive Officer, Mr. Ford (the "named executive officer"). Because no other executive officer of the Company earned more than $100,000 during the last fiscal year, the table does not include any other individuals.

                                                                Annual Compensation
                                              ------------------------------------------------------
                                                                                    Other Annual          All Other
    Name and Principal Position       Year       Salary ($)         Bonus           Compensation        Compensation
---------------------------------- ---------- ---------------- ---------------  --------------------- ----------------
Gerald J. Ford,...............        1998           --              --                  --                    --
     Chairman and Chief               1997           --              --                  --                    --
     Executive Officer of the         1996           --              --                  --                    --
     Company (1)

-------------------
(1) In connection with the Purchase, the Company has agreed that, until August 16, 1999, the Company will not pay any salary or other compensation to Mr. Ford or any of his affiliates or family members. See "Director Compensation."

Trustee Compensation

     The Trust paid each trustee a monthly retainer of $900, and $500 for each meeting of the trustees or any committee thereof attended. In addition, the Trust reimbursed each trustee for his travel and related expenses when attending meetings or otherwise performing services on behalf of the Trust. The Trust also adopted a retirement plan for trustees who attained the age of 75 during their term of office or who attained the age of 65 during their term of office and had served as trustee for at least 15 years. Pursuant to this retirement plan, a retiring trustee would serve as a trustee emeritus for the year immediately after his retirement and would receive compensation equal to the other trustees for such service. For the four years immediately following service as a trustee emeritus, the Trust would pay the retired trustee an annual retirement benefit of $18,000. As a result of the Reorganization, the Company assumed the obligations of the Trust under this retirement plan. At the time of the Reorganization, the Company had accrued as the sole liability under this plan $72,000 in retirement benefits payable to Mr. Bishop upon his retirement. On March 3, 1997, the board of the Company terminated this plan and set aside $72,000 for the benefit of Mr. Bishop, with interest to accrue thereon at the rate of 6% per annum until paid to Mr. Bishop. The Company has no other obligations under such plan.

Director Compensation

     The Company currently pays each director other than Mr. Ford a monthly retainer of $900 and $500 for each meeting of the directors or any committee thereof attended. In addition, the Company currently reimburses each director for his travel and related expenses when attending meetings or otherwise performing services on behalf of the Company.

     In connection with the Purchase, the Company and Hunter's Glen agreed that, until August 16, 1999, the Company would not grant or issue to Mr. Ford or any of his affiliates or family members any options, rights or warrants to acquire any equity securities in the Company. In addition, the Company has agreed that, during this period, it will not pay any salary or other compensation to any such person or permit any subsidiary or other entity under the control of the Company to pay any such salary or compensation. In connection with the Purchase, the Company also agreed that until August 16, 1999, the Company would only grant options, rights or warrants to acquire equity securities in the Company to its directors, officers and employees after the Compensation Committee of the Company's Board of Directors (or if such a committee does not exist, the independent directors of the Company) approves the grant. The foregoing prohibitions, however, will not prevent the Company from granting stock options to the management and other employees of any entity or business that the Company acquires during such three year period.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The goals of the Company's compensation program have been to compensate the Company's executive officers and employees in a manner which advances the Company toward its overall business objectives, to foster teamwork and to enable the Company to attract, retain and reward employees who contribute to the Company's long-term success.

     Historically, the Company was in the business of originating and purchasing real estate mortgage loans. Since emerging from bankruptcy proceedings in 1994, however, the Company's corporate objectives have related to the management of its portfolio of foreclosed real property and existing mortgage loans and the pursuit of new business opportunities that would utilize the Company's net operating loss carryforwards and maximize shareholder value. Compensation of executive officers during these periods of transition was adjusted based upon the Compensation Committee's assessment of the Company's operating performance and the Company's experience in meeting its new key corporate objectives.

     In connection with the Purchase, the Company has agreed that, until August 16, 1999, the Company will not pay any salary or other compensation to Mr. Ford, the Company's Chief Executive Officer and the sole named executive officer. Therefore, Mr. Ford did not receive any compensation from the Company during the Company's most recent fiscal year for services rendered as a director or executive officer, or in any other capacity.



                                            Gene H. Bishop
                                            Edward W. Rose, III
                                            Gerald J. Ford

                                PERFORMANCE GRAPH

     The Performance Graph shown below was prepared by the Company for use in this Proxy Statement. Note that historic stock price performance is not necessarily indicative of future stock performance. The graph was prepared based upon the following assumptions.

1. On July 1, 1993, $100 was invested in the Trust's Beneficial Shares, the Real Estate Investment Trust Industry Index compiled by Media General Financial Services (the "Industry Index") and the New York Stock Exchange Market Value Index. When this performance graph was prepared, the Industry Index was composed of those companies included in SIC Code 6798 (Real Estate Investment Trusts).

2.   Dividends are reinvested on the ex-dividend dates.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

The chart above was plotted using the following data:

                                                                      July 1
                                        -----------------------------------------------------------------------------
                                         1993        1994          1995           1996           1997          1998
                                        -------     -------       -------        -------        -------       -------
Liberte Investors                       $100.00     $127.27       $154.55        $263.64        $322.73       $274.94
Industry Index                          $100.00     $105.27       $112.30        $134.68        $178.72       $190.94
New York Stock Exchange                 $100.00     $103.48       $123.53        $154.54        $201.87       $257.25
   Market Value Index

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 1, 1998, by (i) each person known by the Company to be the beneficial owner of 5% or more of the outstanding shares of Common Stock, (ii) the sole named executive officer, (iii) each director of the Company, and (iv) all executive officers and directors of the Company as a group. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to the shares of Common Stock indicated.


                                                      Shares        Percentage
                                                   Beneficially    Beneficially
             Beneficial Owner                         Owned(1)       Owned(1)
             ----------------                         --------       --------

Mr. Gerald J. Ford ..............................   8,002,439(2)      39.50%
  Hunter's Glen/Ford, Ltd.
  200 Crescent Court
  Suite 1350
  Dallas, Texas 75201

Edward W. Rose, III .............................     874,814(3)        4.3%

Mr. Robert Ted Enloe, III .......................     509,000(4)        2.5%

Gene H. Bishop ..................................     224,200(5)        1.1%

Gary Shultz .....................................       5,000             *

Harvey B. Cash ..................................         -0-           N/A

--------------------------------------------------------------------------------
All executive officers and directors as a group
(6 persons) ....................................    9,615,453          47.5%

*    Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or disposition power with respect to securities.

(2) Hunter's Glen owns 8,002,439 shares of Common Stock. Because Mr. Ford is one of two general partners of Hunter's Glen, and the sole shareholder of Ford Diamond Corporation, a Texas corporation and the other general partner of Hunter's Glen, Mr. Ford is considered the beneficial owner of the shares of Common Stock that Hunter's Glen owns.

(3) Willowwood Partners, L.P. ("Willowwood") owns 854,814 shares. Because Mr. Rose is the owner of Cardinal Portfolios Company, the general partner of Willowwood, he is also considered the beneficial owner of the shares that Willowwood owns. Willowwood and Mr. Rose share voting and investment power over the 854,814 shares. Trusts established for the benefit of Mr. Rose and his descendants own 20,000 shares of Common Stock. As the investment trustee and beneficiary under such trusts, Mr. Rose is considered the beneficial owner of the 20,000 shares of Common Stock that such trusts own. Mr. Rose possesses sole voting and investment power over the 20,000 shares owned by such trusts.

(4) Mr. Enloe holds 38,000 shares of Common Stock in a Keogh Plan. The Enloe Descendants' Trust owns 469,000 shares of Common Stock. As the investment trustee and a beneficiary under the Enloe Descendants' Trust, Mr. Enloe is considered the beneficial owner of the 469,000 shares of Common Stock that such trust owns. 2,000 shares shown above are held by Mr. Enloe's wife. Mr. Enloe possesses sole voting and investment power over all shares shown in the table above except that he shares investment power over the shares owned by his wife and lacks voting power with respect to them.

(5) 200,000 shares of such Common Stock are held by Mr. Bishop directly. 8,500 shares are held by Mr. Bishop as trustee of the JHB 1994 Trust, a trust created for the benefit of Mr. Bishop's son, 5,200 shares are held by Mr. Bishop as custodian for Andrew Taylor Morris, Mr. Bishop's step-son, 5,200 shares are held by John Hulen Bishop, Mr. Bishop's son, and 5,300 shares are held by Kathryne Martin Morris, Mr. Bishop's step-daughter.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stock Purchase by an Affiliate of Mr. Ford

     See   "Reorganization   and  Stock  Purchase"  for  a  description  of  the
transaction pursuant to which Hunter's Glen, an affiliate of Mr. Ford, purchased 8,102,439 shares of Common Stock in August 1996.

Registration Rights

     In connection with the Purchase, Hunter's Glen and the Company entered into a Registration Rights Agreement (the "Purchaser Registration Rights Agreement"), pursuant to which Hunter's Glen and certain subsequent holders of the shares of Common Stock (the "Hunter's Glen Shares") acquired in the Purchase were granted certain registration rights with respect to such shares until (i) such shares have been sold pursuant to a resale registration statement filed with the Commission, (ii) such shares have been sold under the safe-harbor provision of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), or
(iii) such shares have been otherwise transferred and the Company has issued new stock certificates representing such shares without a legend restricting further transfer. The holders of not less than 20% of the Hunter's Glen Shares may require the Company to file a shelf registration statement registering their sale of such shares. The Company will be required to maintain the effectiveness of such registration statement for two years. In addition, the holders of not less than 20% of the Hunter's Glen Shares may make two demands upon the Company to register their sale of such shares in underwritten offerings, provided that the shares to be sold have a fair market value in excess of $5.0 million. Finally, the holders of the Hunter's Glen Shares may require the Company to register the sale of their shares if the Company proposes to file a registration statement under the Securities Act for its account or the account of its securityholders, other than a registration statement concerning a business combination, an exchange of securities or an employee benefit plan. The holders of these registration rights may exercise them at any time during the period beginning on August 16, 1997 and ending when the holders of such shares own an aggregate of less than 5% of the outstanding shares of Common Stock and are no longer affiliates of the Company under the United States federal securities laws. The Company will bear all of the expenses of these registrations, except any underwriters' commissions, discounts and fees, and the fees and expenses of any legal counsel to the holders of the Hunter's Glen Shares.

     At the closing of the Purchase, Hunter's Glen, the Company and certain other persons entered into an Agreement Clarifying Registration Rights (the "Agreement Clarifying Registration Rights"). Under this agreement, the registration rights that the Trust had previously extended to 400,000 Beneficial Shares owned by the Enloe Descendants' Trust were extended to the shares of Common Stock that the Enloe Descendants' Trust, Mr. Enloe and his wife owned upon the consummation of the Reorganization and the Purchase. The Agreement Clarifying Registration Rights also defined the relationship between these registration rights and the registration rights extended under the Purchaser Registration Rights Agreement. The Agreement Clarifying Registration Rights generally permits Hunter's Glen to require the Company to register the sale of its shares in connection with any exercise of demand registration rights by the Enloe Descendants' Trust, and permits the Enloe Descendants' Trust, Mr. Enloe and his wife to require the Company to register the sale of their shares in connection with any exercise of demand registration rights by Hunter's Glen. In addition, this Agreement provides that the Enloe Descendants' Trust, Mr. Enloe, his wife and Hunter's Glen will not publicly sell their shares of Common Stock during the period beginning ten days before the filing of a registration statement in connection with certain underwritten offerings and ending ninety days after the effective date of such registration statement. Finally, the Agreement Clarifying Registration Rights provides that the registration rights with respect to the shares of Common Stock held by the Enloe Descendants' Trust, Mr. Enloe and his wife will be transferable to the subsequent holders of such shares.


                      DIRECTOR AND OFFICER INDEMNIFICATION

     The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify the director or executive officer to the fullest extent permitted by law, and to advance expenses, if the director or executive officer becomes a party to, or witness or other participant in, any threatened, pending or completed action, suit or proceeding (a "Claim") by reason of any occurrence related to the fact that such person is or was a director, officer, agent or fiduciary of the Company or a subsidiary of the Company, or another entity at the Company's request (an "Indemnifiable Event"), unless a reviewing party (either outside counsel or a committee of the Board of Directors) determines that the person would not be entitled to indemnification under applicable law. In addition, if a change in control or a potential change in control of the Company occurs and if the person indemnified so requests, the Company will establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any Claim relating to an Indemnifiable Event. The reviewing party will determine the amount to be deposited in the trust. An indemnitee's rights under the indemnification agreements are not exclusive of any other rights under the Company's Certificate of Incorporation or Bylaws or applicable law.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the Commission and the New York Stock Exchange initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The Commission's rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to the Company by its directors, executive officers and holders of more than 10% of its shares of Common Stock, and written representations that no other reports were required with respect to the year ended June 30, 1998, the Company believes that all persons required to comply with Section 16(a) complied with all applicable Section 16(a) filing requirements for such year on a timely basis with the exception that an initial statement of beneficial ownership on Form 3 was filed on behalf of Samuel C. Perry, the Company's Controller, in September 1998, which statement disclosed that Mr. Perry became a reporting person on November 7, 1997 and that Mr. Perry owned no shares of Common Stock.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The Compensation Committee of the Company for the Company's fiscal year ended June 30, 1998 consisted of Messrs. Bishop, Rose and Ford, none of which was a salaried employee of the Company or any of its subsidiaries during such year. Mr. Ford, however, has been an officer of the Company since August 1996. The Compensation Committee reviewed and approved the salary and other compensation that the Company paid to its executive officers.

                             ADDITIONAL INFORMATION

Solicitation

     This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

Stockholder Proposals

     Any stockholder who wishes to submit a proposal for inclusion in the proxy material and for presentation at the Company's 1999 Annual Meeting of Stockholders must forward such proposal to the Secretary of the Company at 200 Crescent Court, Suite 1365, Dallas, Texas 75201 so that the Secretary receives it no later than June 3, 1999.

Information to Stockholders

     Any Stockholder, upon written request made to the Company's Secretary, at 200 Crescent Court, Suite 1365, Dallas, Texas 75201, shall be provided, without charge, a copy of the Company's annual report on Form 10-K (including the financial statements, financial statement schedules and a list briefly describing all exhibits not contained therein) for the Company's fiscal year ended June 30, 1998.

Change in Independent Accountants

     In September 1996, the Company decided to not engage Ernst & Young LLP as its independent accountants for its fiscal year ended June 30, 1997. This decision was made by the Company's management and was ratified by the Company's Board of Directors on October 14, 1996. No report of Ernst & Young LLP on the Company's financial statements for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and through the date of dismissal of Ernst & Young LLP, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreements in its reports. During the Company's two most recent fiscal years and through the date of dismissal in 1996, Ernst & Young LLP did not advise the Company that any of the following circumstances existed: (1) that the internal controls necessary for the Company to develop reliable financial statements do not exist; (2) that information had come to their attention that made them no longer able to rely on management's representations, or that made them unwilling to be associated with the financial statements prepared by management; (3) that they needed to expand significantly the scope of their audit of the Company; or
(4) that information had come to their attention that materially affected, or if investigated further may have materially affected, the fairness or reliability of a previously issued audit report or financial statements or the fairness of financial statements issued or to be issued for fiscal periods following the last audit report. KPMG Peat Marwick LLP was initially engaged as the Company's independent accountants in September 1996.

Annual Report

     The Company's annual report to stockholders for the year ended June 30, 1998, including financial statements, is being mailed herewith to all stockholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy solicitation material.

                                        By Order of the Board of Directors,

                                        /s/ Nancy J. Foederer

                                        Nancy J. Foederer
                                        Secretary

                             LIBERTE INVESTORS INC.

             Proxy Solicited on Behalf of the Board of Directors of
              the Company for the Annual Meeting, November 5, 1998

You are  encouraged to specify your vote by marking the  appropriate  box ON THE
REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations which are FOR the election of the named nominees as directors and FOR Proposal 2. The Proxies cannot vote your shares unless you sign and return this card. This Proxy may be revoked in writing at any time prior to the voting thereof.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE



                             LIBERTE INVESTORS INC.

                                     PROXY

         BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    AT 11:00 AM, THURSDAY, NOVEMBER 5, 1998
          CRESENT CLUB, 200 CRESENT COURT 17TH FLOOR, DALLAS, TX 75201

     The undersigned hereby constitutes and appoints each of Gerald J. Ford and Nancy J. Foederer his or her true and lawful agents and proxies with full power of substitution in each to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Liberte Investors Inc., held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of Liberte Investors Inc., to be held at the Cresent Club, 200 Cresent Court, 17th Floor, Dallas, TX 75201, on November 5, 1998, at 11:00 a.m. local time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

     ELECTION OF DIRECTORS: To elect each of Messrs. Gene H. Bishop, Harvey B. Cash, Robert Ted Enloe, III, Gerald J. Ford, Edward W. Rose, III and Gary Schultz to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier death, resignation or removal from office.

     The Board of Directors recommends a
vote FOR the election of all nominees for director and FOR Proposal 2.

                                                       LIBERTE INVESTORS INC.
                                                       P.O. BOX 11150
                                                       NEW YORK, N.Y. 10203-0150

(SEE REVERSE SIDE)

                             LIBERTE INVESTORS INC.

                               THIS IS YOUR PROXY

Dear Stockholder:

Your Proxy is being solicited by the Board of Directors of Liberte Investors Inc. for the Annual Meeting of Stockholders to be held on November 5, 1998, at 11:00 a.m. local time, at the Cresent Club, 200 Cresent, Court 17th Floor, Dallas, Texas 75201.

Enclosed with this Proxy is a Proxy Statement containing important information about the matters that you are being asked to approve.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.





                             Detach Proxy Card Here
--------------------------------------------------------------------------------

1. ELECTION OF DIRECTORS           FOR all nominees                   WITHHOLD AUTHORITY to vote                   *EXCEPTIONS
                                   listed below                       for all nominees listed below.

Nominees: Messrs. Gene H. Bishop, Harvey B. Cash, Robert Ted Enloe, III, Gerald J. Ford, Edward W. Rose, III and Gary Schultz
(INSTRUCTIONS:  To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write the nominee's name in the space provided below).

*Exceptions ________________________________________________________________________________________________________________________


2.   To ratify the election of KPMG Peat Marwick LLP as                 This proxy, when properly executed, will be voted in
     independent  accountants  for the Company for  the                 the manner  directed  herein and will  authorize the
     fiscal year ending June 30, 1999.                                  Proxies  to take  action  in their  discretion  upon
                                                                        other  matters  that may  properly  come  before the
FOR               AGAINST                     ABSTAIN                   meeting.  If no direction is made, the Proxy will be
                                                                        voted in accordance with the  recommendations of the
                                                                        Board of Directors.  Proxies are  authorized to vote
                                                                        upon matters incident to the conduct of the meeting,
                                                                        such as approval of one or more  adjournments of the
                                                                        meeting  for the  purposes of  obtaining  additional
                                                                        stockholder votes.



                                                                                          Change of Address and
                                                                                          or Comments Mark Here






                                                                                           [ILLEGIBLE]



                                                                                            DATE:_____________________________, 1998


                                                                                            ________________________________________
                                                                                                    SIGNATURE OF STOCKHOLDER(S)


                                                                                            ________________________________________
                                                                                                    SIGNATURE OF STOCKHOLDER(S)

                                                                                            Votes MUST be indicated
                                                                                            (x) in Black or Blue ink.        X


Please Sign, Date and Return the Proxy Promptly Using the Enclosed Envelope.